UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2008 (February 15, 2008)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 15, 2008, AHR Capital MS Limited (the "Borrower"), a wholly owned subsidiary of Anthracite Capital, Inc. (the "Company"), Morgan Stanley Mortgage Servicing Ltd, as the security trustee, Morgan Stanley Bank, as the initial lender, and Morgan Stanley Principal Funding Inc., as the first new lender and agent (the "Agent"), entered into the Second Amended and Restated Multicurrency Revolving Facility Agreement (the "Agreement") through an Amendment and Restatement Deed.  The Agreement amended and restated the original agreement dated February 17, 2006 as first amended and restated on July 20, 2007.

On February 15, 2008, in connection with the Agreement, the Company entered into an Amended and Restated Parent Guaranty and Indemnity (the "Guaranty").  The Guaranty was executed by the Company, as guarantor, in favor of Morgan Stanley Mortgage Servicing Ltd, as the security trustee under the Agreement, and the Agent.

Pursuant to the Agreement, the termination date of the $300 million USD-equivalent multicurrency revolving facility changed from February 17, 2008 to February 7, 2009 and the Borrower agreed to pay to the Agent (for the account of the lenders) a one-time additional commitment fee of $1,500,000, which is the equivalent of 0.50% of the $300 million total maximum credit under the facility.

Pursuant to the Guaranty, certain financial covenants were added or modified so that: (i) the Company is required to have a minimum Debt Service Coverage Ratio (as defined in the Guaranty) of 1.4 to 1.0 for any calendar quarter, (ii) on any date, the Company's Tangible Net Worth (as defined in the Guaranty) shall not decline 20% or more from its Tangible Net Worth as of the last business day in the third month preceding such date, (iii) on any date, the Company's Tangible Net Worth shall not decline 40% or more from its Tangible Net Worth as of the last business day in the twelfth month preceding such date, (iv) on any date, the Company's Tangible Net Worth shall not be less than the sum of $400,000,000 plus 75% of any equity offering proceeds received from and after February 15, 2008, (v) at all times, the ratio of the Company's Total Indebtedness (as defined in the Guaranty) to Tangible Net Worth shall not be greater than 3:1, and (vi) the Company's Liquid Assets (as defined in the Guaranty) shall not at any time be less than 5% of its Mark-to-Market Indebtedness (as defined in the Guaranty), subject to certain exceptions before March 31, 2008.

Morgan Stanley Mortgage Servicing Ltd, Morgan Stanley Bank, Morgan Stanley Principal Funding Inc. and its affiliates have from time to time provided other financial services to the Company, BlackRock Financial Management, Inc., the manager of the Company, and their respective affiliates, for which they received customary compensation.

The foregoing descriptions of the Agreement and the Guaranty are not complete and are qualified in their entirety by reference to the full text of the agreements which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Second Amended and Restated Multicurrency Revolving Facility Agreement, dated as of February 15, 2008, among AHR Capital MS Limited, as borrower, Morgan Stanley Mortgage Servicing Ltd, as the security trustee, Morgan Stanley Bank, as the initial lender, and Morgan Stanley Principal Funding Inc., as the first new lender and agent, including Amendment and Restatement Deed

10.2
Amended and Restated Parent Guaranty and Indemnity, dated as of February 15, 2008, executed by the Company, as guarantor, in favor of Morgan Stanley Mortgage Servicing Ltd, as the security trustee, and Morgan Stanley Principal Funding Inc., as the agent

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
Name: James J. Lillis Title: Chief Financial Officer and Treasurer

Dated: February 21, 2008